Exhibit 99.1

CONTACT:

American Community Newspapers or Brainerd Communicators
Dan Wilson	Joe LoBello (Media)
dwilson@acnpapers.com	lobello@braincomm.com
972.628.4082	Corey Kinger (Investors)
kinger@braincomm.com
212.986.6667

AMERICAN COMMUNITY NEWSPAPERS INC. TO PRESENT AT THE

THINKEQUITY PARTNERS 5TH ANNUAL GROWTH CONFERENCE

DALLAS, TX – September 10, 2007 – American Community Newspapers Inc. (AMEX: ANE) (“ACN”) today announced that Gene Carr, Chairman and Chief Executive Officer, will present at the ThinkEquity Partners Fifth Annual Growth Conference being held in San Francisco, CA.

ACN’s presentation will be held on Monday, September 17, 2007 at 8:30 a.m. Pacific Time (11:30 a.m. Eastern Time) and will be accessible via live audio webcast on the investor relations section of the Company’s Web site at www.acnpapers.com. In addition, an archive of the webcast presentation will be available on ACN’s Web site.

About American Community Newspapers Inc.

ACN is a community newspaper publisher in the United States, operating within four major U.S. markets: Minneapolis - St. Paul, Dallas, Northern Virginia (suburban Washington, D.C.) and Columbus, Ohio. These markets are some of the most affluent, high growth markets in the United States, with ACN strategically positioned in many of the wealthiest counties within each market. ACN’s goal is to be the preeminent provider of local content and advertising in any market its serves. In these markets, ACN publishes three daily and 83 weekly newspapers, each serving a specific community, and 14 niche publications, with a combined circulation of approximately 1.4 million households as of June 30, 2007. In addition, ACN’s locally focused Web sites have average monthly page views and visitors of approximately 4.4 million and 1.2 million, respectively, extending the reach and frequency of its products beyond their geographic print distribution area.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to ACN’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “ seek, “ “achieve,” and similar expressions, or future or conditional verbs such as “will,” “ would,” “should,” “could,” “may” and similar expressions.

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